EXHIBIT 99.1

New York Community Bancorp, Inc. Announces $240 Million Offering of Units of Trust Preferred Securities and Warrants

           WESTBURY, N.Y.--(BUSINESS WIRE)--Oct. 28, 2002--New York Community Bancorp, Inc. (Nasdaq: NYCB) (the "Company") today announced that it proposes to raise approximately $240 million through an offering of Bifurcated Option Note Unit Securities(SM) (BONUSES(SM) Units).
BONUSES Units consist of a trust preferred security, issued by a trust formed by the Company, and a warrant to purchase Company common stock.
           The Company expects to issue 4,800,000 units (subject to an underwriters' over-allotment option) at a price of $50 each. Unit holders will be entitled to a fixed quarterly cash distribution on the trust preferred securities to be determined at pricing. The warrants will be separable after initial issuance.
           New York Community Bancorp, Inc. is the $10 billion holding company for New York Community Bank, and the sixth largest thrift in the nation, based on market capitalization. The Bank serves its customers through a network of 109 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metropolitan New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in New York City.
           This press release is not an offer to sell or the solicitation of an offer to buy these securities, nor shall there by any offer or sale of these securities in any state in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

           Forward-looking Statements and Associated Risk Factors

           This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
           Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
           Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516/683-4420
             Senior Vice President
             Investor Relations